                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY



     KNOW ALL PERSONS BY THESE PRESENTS, that each of NationsBank Corporation, and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints Paul J. Polking and Charles
M. Berger, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) a Registration Statement of NationsBank Corporation on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of a number of shares of common stock of NationsBank Corporation to be issued in exchange for the outstanding shares of common stock, on a fully-diluted basis, of Barnett Banks, Inc. upon consummation of the proposed merger of Barnett Banks, Inc. with and into NationsBank Corporation, or a wholly owned subsidiary thereof, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statement"), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of Nations Bank Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as NationsBank Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of NationsBank Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.



     IN WITNESS WHEREOF, NationsBank Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.



                                         NATIONSBANK CORPORATION



                                         By: /s/______HUGH L. MCCOLL, JR._______


                                                    HUGH L. MCCOLL, JR.
                                                  CHIEF EXECUTIVE OFFICER



                                         Dated: September 24, 1997



          /s/            HUGH L. MCCOLL, JR.            Chief Executive Officer                     September 24, 1997
------------------------------------------------------    and Director
                 HUGH L. MCCOLL, JR.                      (Principal Executive Officer)

          /s/            JAMES H. HANCE, JR.            Vice Chairman and Chief Financial Officer   September 24, 1997
------------------------------------------------------    (Principal Financial Officer)
                 JAMES H. HANCE, JR.

           /s/                MARC D. OKEN              Executive Vice President and Chief          September 24, 1997
------------------------------------------------------    Accounting Officer
                     MARC D. OKEN                         (Principal Accounting Officer)

         /s/            ANDREW B. CRAIG, III            Chairman of the Board                       September 24, 1997
------------------------------------------------------
                 ANDREW B. CRAIG, III

           /s/              RONALD W. ALLEN             Director                                    September 24, 1997
------------------------------------------------------
                   RONALD W. ALLEN

           /s/              RAY C. ANDERSON             Director                                    September 24, 1997
------------------------------------------------------
                   RAY C. ANDERSON

          /s/          WILLIAM M. BARNHARDT             Director                                    September 24, 1997
------------------------------------------------------
                 WILLIAM M. BARNHARDT

         /s/           B. A. BRIDGEWATER, JR.           Director                                    September 24, 1997
------------------------------------------------------
                B. A. BRIDGEWATER, JR.

           /s/              THOMAS E. CAPPS             Director                                    September 24, 1997
------------------------------------------------------
                   THOMAS E. CAPPS

           /s/             CHARLES W. COKER             Director                                    September 24, 1997
------------------------------------------------------
                   CHARLES W. COKER

          /s/             THOMAS G. COUSINS             Director                                    September 24, 1997
------------------------------------------------------
                  THOMAS G. COUSINS

           /s/              ALAN T. DICKSON             Director                                    September 24, 1997
------------------------------------------------------
                   ALAN T. DICKSON

            /s/                PAUL FULTON              Director                                    September 24, 1997
------------------------------------------------------
                     PAUL FULTON

          /s/             TIMOTHY L. GUZZLE             Director                                    September 24, 1997
------------------------------------------------------
                  TIMOTHY L. GUZZLE

           /s/               C. RAY HOLMAN              Director                                    September 24, 1997
------------------------------------------------------
                    C. RAY HOLMAN

           /s/               W. W. JOHNSON              Director                                    September 24, 1997
------------------------------------------------------
                    W. W. JOHNSON

         /s/           RUSSELL W. MEYER, JR.            Director                                    September 24, 1997
------------------------------------------------------
                RUSSELL W. MEYER, JR.

           /s/              JOHN J. MURPHY              Director                                    September 24, 1997
------------------------------------------------------
                    JOHN J. MURPHY

          /s/             RICHARD B. PRIORY             Director                                    September 24, 1997
------------------------------------------------------
                  RICHARD B. PRIORY

           /s/               JOHN C. SLANE              Director                                    September 24, 1997
------------------------------------------------------
                    JOHN C. SLANE

          /s/           O. TEMPLE SLOAN, JR.            Director                                    September 24, 1997
------------------------------------------------------
                 O. TEMPLE SLOAN, JR.

            /s/               JOHN W. SNOW              Director                                    September 24, 1997
------------------------------------------------------
                     JOHN W. SNOW

          /s/           MEREDITH R. SPANGLER            Director                                    September 24, 1997
------------------------------------------------------
                 MEREDITH R. SPANGLER

           /s/              ALBERT E. SUTER             Director                                    September 24, 1997
------------------------------------------------------
                   ALBERT E. SUTER

           /s/             RONALD TOWNSEND              Director                                    September 24, 1997
------------------------------------------------------
                   RONALD TOWNSEND

           /s/               JACKIE M. WARD             Director                                    September 24, 1997
------------------------------------------------------
                    JACKIE M. WARD

          /s/             VIRGIL R. WILLIAMS            Director                                    September 24, 1997
------------------------------------------------------
                  VIRGIL R. WILLIAMS

                            CERTIFICATE OF SECRETARY

     I, ALLISON L. GILLIAM, Assistant Secretary of NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina, do hereby certify that the foregoing is a true and correct copy of resolutions duly adopted by a majority of the entire Board of Directors of the corporation at a meeting of the Board of Directors held August 29, 1997, at which meeting a quorum was present and acted throughout and that the resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

     IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of the corporation this 7th day of November, 1997.

(CORPORATE SEAL)

                                         /s/_________ALLISON L. GILLIAM_________
                                                   ALLISON L. GILLIAM
                                                   ASSISTANT SECRETARY

                            NATIONSBANK CORPORATION
                               BOARD OF DIRECTORS
                                  RESOLUTIONS

                       ACQUISITION OF BARNETT BANKS, INC.

                                AUGUST 29, 1997

ACQUISITION OF BARNETT BANKS, INC.

     WHEREAS, it is proposed that NationsBank Corporation (the "Corporation") purchase all of the outstanding capital stock (the "Acquisition") of Barnett Banks, Inc. ("Barnett"); and

     WHEREAS, the purchase price for the Acquisition will be paid in shares of the Corporation's common stock (the "NationsBank Common Stock") in accordance with the terms of the transaction as described to the Board of Directors and set forth in the draft Acquisition Agreement (as defined below) as attached hereto as Exhibit A, with such changes and modifications thereto as the appropriate officers of the Corporation determine to be necessary or desirable; and

     WHEREAS, it is deemed to be fair, advisable and in the best interests of the Corporation and its shareholders to effect the Acquisition;

NOW, THEREFORE, BE IT:

     RESOLVED, that the Board of Directors of the Corporation hereby approves the Acquisition and the other transactions contemplated in connection therewith, to be negotiated and evidenced by an Agreement and Plan of Merger by and between the Corporation and Barnett (the "Acquisition Agreement"), including the issuance of NationsBank Common Stock in exchange for the outstanding shares of Barnett common stock ("Barnett Common Stock") upon consummation of the Acquisition at an exchange ratio of 1.1875 shares of NationsBank Common Stock for each outstanding share of Barnett Common Stock (the "Exchange Ratio"); and

     RESOLVED, that the Board of Directors of the Corporation hereby determines that the Barnett Common Stock as the consideration to be received by the Corporation in exchange for shares of NationsBank Common Stock is adequate; and

     RESOLVED, that the Board of Directors of the Corporation hereby authorizes the appropriate officers of the Corporation to negotiate, execute and deliver the Acquisition Agreement, with such changes and modifications thereto as such officers determine to be necessary or desirable; and

     RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, subject to the terms and conditions of the Acquisition Agreement, to do any and all things necessary to effectuate and consummate the transactions contemplated by the Acquisition Agreement as may be prescribed by law or as they may deem necessary or advisable, including the negotiation, execution and delivery of a stock option agreement and certain employment agreements; to prepare all documentation and to effect all filings and obtain appropriate permits, consents, approvals and authorizations of all third parties, including the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation and any other applicable federal or state regulatory authority; and to execute personally or by attorney-in-fact such required filings or amendments or supplements to such required filings, and otherwise to cause such filings and any amendments thereto to become effective or otherwise approved; and

     RESOLVED, that the proper officers of the Corporation shall be, and each of them hereby is, authorized to execute an amendment to the Corporation's Articles of Incorporation, establishing and fixing the preferences, limitations and relative rights of the Corporation's Series BB $2.50 Cumulative Convertible Preferred Stock, par value $.10 per share (the "Preferred Stock"); and

     RESOLVED, that, if the Barnett Series B $2.50 Cumulative Convertible Preferred Stock, par value $.10 per share, has not earlier been called for redemption by Barnett at the request of the Corporation as provided in the Acquisition Agreement, then the issuance by the Corporation of shares of Preferred Stock to the holders of the Barnett Series B $2.50 Cumulative Convertible Preferred Stock, par value $.10 per share, upon consummation of the Acquisition, pursuant to the terms of the Acquisition Agreement be, and it hereby is, approved, and all such shares, upon issuance, will be fully paid and nonassessable and not subject to preemptive rights; and

     RESOLVED, that a special meeting of shareholders of the Corporation (the "Special Meeting") be held at such place, date and time as shall be determined by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary in accordance with the terms of the Acquisition Agreement, to consider and act on the issuance of NationsBank Common Stock in the Acquisition (the "Issuance"); and

     RESOLVED, that the record date for the determination of shareholders entitled to vote at the Special Meeting and any adjournments thereof shall be the close of business on such date as shall be determined by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary (the "Record Date"); and

     RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to mail to the shareholders of record as of the close of business on the Record Date, a Notice of Special Meeting, accompanied by a Joint Proxy
Statement-Prospectus of the Corporation and Barnett; and

     RESOLVED, that the Issuance shall be submitted to the Corporation's shareholders entitled to vote thereon for their approval at the Special Meeting, and that the Board of Directors unanimously recommend that the shareholders of the Corporation entitled to vote thereon approve the Issuance; and

     RESOLVED, that Charles E. Rice and four other persons as may be acceptable to the Board of Directors of the Corporation be appointed as directors of the Corporation in such manner and at such time as set forth in the Acquisition Agreement; and

     RESOLVED, that the Board of Directors of the Corporation will nominate Mr. Rice to serve as Chairman of the Board for the period set forth in the Acquisition Agreement; and

     RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to vote any shares of any subsidiary of the Corporation (other than those shares held by any subsidiary in a fiduciary capacity, in which event the fiduciary shall make all decisions related to such shares, including whether or not and how to vote any shares held by it in such capacity) as may be necessary to effect the consummation of the Acquisition; and

     RESOLVED, that the Corporation hereby reserves, sets aside and authorizes for issuance up to 245,000,000 shares of the authorized but unissued shares of NationsBank Common Stock (the "Shares"), and that the appropriate officers of the Corporation be, and each of them hereby is, authorized and empowered to issue the Shares, or such portion thereof, as may be necessary in connection with the conversion and exchange of the issued and outstanding shares of Barnett, as well as any outstanding stock options of Barnett, in accordance with the provisions of such conversion and exchange as set forth in the Acquisition Agreement; and

     RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to convert any rights with respect to Barnett Common Stock pursuant to stock options or stock appreciation rights which are outstanding as of the closing of the Acquisition into rights with respect to NationsBank Common Stock, such conversion and the terms of any converted stock options or stock appreciation rights to be in accordance with the terms of the Acquisition Agreement; and

     RESOLVED, that the Shares, when issued and distributed in accordance with and pursuant to the Acquisition Agreement, shall be fully paid and non-assessable and the holders of such Shares shall be subject to no further call or liability with respect thereto; and

     RESOLVED, that the Board of Directors of the Corporation hereby approves the retention of Goldman, Sachs & Co. ("Goldman Sachs") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as financial advisors in connection with the Acquisition on the terms discussed at this meeting, and the Corporation is hereby authorized to enter into an engagement letter with each of Goldman Sachs and Merrill Lynch in connection therewith, all in such form as is approved by the Chairman of the Board and the appropriate officers of the Corporation, pursuant to which each of Goldman Sachs and Merrill Lynch shall deliver to the Board of

Directors of the Corporation their respective opinions that the Exchange Ratio pursuant to the Acquisition Agreement is fair to the Corporation from a financial point of view; and

     RESOLVED, that the Board of Directors of the Corporation hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents, applications, reports or filings relating to the foregoing resolutions if (i) in the opinion of the officers of the Corporation executing same, the adoption of such resolutions is necessary or desirable and (ii) the Secretary or an Assistant Secretary of the Corporation evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors of the Corporation with the same force and effect as if presented at this meeting.

FURTHER AUTHORITY AND RATIFICATION

NOW, THEREFORE, BE IT:

     RESOLVED, that the appropriate officers of the Corporation hereby are authorized, empowered and directed to do any and all things necessary, appropriate or convenient to carry into effect the foregoing resolutions, including the execution and delivery of all such instruments, agreements, certificates, reports, applications, notices, letters and other documents; and

     RESOLVED, that any and all actions heretofore taken by any of the directors, officers, representatives or agents of the Corporation or any of its affiliates in connection with the transactions contemplated by the Acquisition Agreement or otherwise referred to in the foregoing resolutions hereby are ratified, confirmed and approved in all respects as the acts and deeds of the Corporation.

                            CERTIFICATE OF SECRETARY

     I, ALLISON L. GILLIAM, Assistant Secretary of NationsBank Corporation, a corporation duly organized and existing under the laws of the State of North Carolina, do hereby certify that the foregoing is a true and correct copy of resolutions duly adopted by a majority of the entire Board of Directors of the corporation at a meeting of the Board of Directors held September 24, 1997, at which meeting a quorum was present and acted throughout and that the resolutions are in full force and effect and have not been amended or rescinded as of the date hereof.

     IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of the corporation this 7th day of November, 1997.

(CORPORATE SEAL)

                                         /s/_________ALLISON L. GILLIAM_________
                                                   ALLISON L. GILLIAM
                                                   ASSISTANT SECRETARY

                            NATIONSBANK CORPORATION
                               BOARD OF DIRECTORS
                                  RESOLUTIONS

                       REGISTRATION AND LISTING OF SHARES
                        TO BE ISSUED IN CONNECTION WITH
                       ACQUISITION OF BARNETT BANKS, INC.

                  ISSUANCE, REGISTRATION AND LISTING OF SHARES
                        TO BE ISSUED IN CONNECTION WITH
                          THE KEY EMPLOYEE STOCK PLAN

                               SEPTEMBER 24, 1997

     WHEREAS, on August 29, 1997, the Board of Directors of NationsBank Corporation (the "Corporation") approved the Corporation's purchase of all of the outstanding capital stock (the "Acquisition") of Barnett Banks, Inc. ("Barnett") and certain other transactions contemplated in connection therewith, pursuant to the terms of the Agreement and Plan of Merger (the "Acquisition Agreement") by and between the Corporation and Barnett; and

     WHEREAS, the Acquisition Agreement provides for the issuance of the Corporation's common stock (the "NationsBank Common Stock") in exchange for the outstanding shares of Barnett common stock ("Barnett Common Stock") upon consummation of the Acquisition at an exchange ratio of 1.1875 shares of NationsBank Common Stock for each outstanding share of Barnett Common Stock (the "Exchange Ratio"); and

     WHEREAS, in approving the Acquisition Agreement and the transactions contemplated thereby, the Board of Directors of the Corporation reserved, set aside and authorized for issuance up to 245,000,000 shares of the authorized but unissued shares of NationsBank Common Stock, and provided that a special meeting of shareholders of the Corporation (the "Special Meeting") be held to consider and act on the issuance of NationsBank Common Stock in the Acquisition (the "Issuance"); and

     WHEREAS, the Corporation sponsors the NationsBank Corporation Key Employee Stock Plan (the "Plan"); and

     WHEREAS, upon consummation of the Barnett transaction, the number of key employees of the Corporation potentially eligible for awards under the Plan will be significantly increased; and

     WHEREAS, in the opinion of the members of this Board of Directors, it is desirable and in the best interests of the Corporation that the Plan be amended in connection with the Barnett transaction to increase the number of shares of the Corporation's common stock reserved for issuance under the Plan by 10 million shares (which represent the approximate number of shares currently available for grants under the various Barnett stock incentive plans after adjustment for the merger exchange ratio) (the "Plan Shares") from 58 million to 68 million and be amended to otherwise meet current needs, subject to the approval of such amendments by the Corporation's shareholders at their meeting called for purposes of approving the Barnett transaction; and

     WHEREAS, in Section 15.1 of the Plan, the Board is authorized to amend the Plan in whole or in part from time to time;

NOW, THEREFORE, BE IT:

     RESOLVED, that the resolutions of this Board of Directors dated August 29, 1997 are hereby reaffirmed in their entirely; and

     RESOLVED, that the Corporation hereby reserves, sets aside and authorizes for issuance up to an additional 20 million shares of the authorized but unissued shares of NationsBank Common Stock (together with the 245 million shares of NationsBank Common Stock previously reserved, set aside and authorized for issuance for the Barnett transaction, the "Shares") for the Barnett transaction, and that the appropriate officers of the Corporation be, and each of them hereby is, authorized and empowered to issue the Shares, or such portion the thereof, as may be necessary in connection with the conversion and exchange of the issued and outstanding shares of Barnett, as well as any outstanding stock options of Barnett, in accordance with the provisions of such conversion and exchange as set forth in the Acquisition Agreement; and

     RESOLVED, that, in connection with the issuance and registration of the Shares pursuant to the Acquisition Agreement, the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (or such other form as such officers, upon advice of counsel, may determine to be necessary or appropriate) under the Securities Act of 1933, as amended (the "Securities Act"), to execute and file all such other instruments and documents, and to do all such other acts and things in connection with such Registration Statement, including the execution and filing of such amendment or amendments (including any post-effective amendments) thereto, as they may deem necessary or advisable to effect such filings and to procure the effectiveness of such Registration Statement (and any such post-effective amendments thereto) and to make such supplements to the Joint Proxy Statement-Prospectus forming a part of said Registration Statement as may be required or otherwise as they may deem advisable, with the taking of such action conclusively establishing the validity thereof; and

     RESOLVED, that the number of shares of NationsBank Common Stock reserved for issuance under the Plan be, and subject to the consummation of the Barnett transaction, they hereby are, increased from 58 million to 68 million, and that said 10 million shares be, and they hereby are, set aside, reserved and authorized for issuance pursuant to the terms and provisions of the Plan, as amended; and

     RESOLVED, that the amendment and restatement of the NationsBank Corporation Key Employee Stock Plan as presented at this meeting be, and the same hereby is, authorized, approved and adopted effective upon, and subject to, approval by the Corporation's shareholders at their meeting called for the purpose of approving the Barnett transaction; and

     RESOLVED, that this Board of Directors does hereby recommend and propose the ratification, adoption and approval by the shareholders of the Corporation of the amendment and restatement of the Plan presented at this meeting and does hereby direct that a proposal for the ratification, adoption and approval of the amendment and restatement of the Plan be prepared by the proper officers of the Corporation and presented to the shareholders of the Corporation at the meeting of shareholders called for purposes of approving the Barnett transaction; and

     RESOLVED, that, in connection with the issuance and registration of the Plan Shares pursuant to the Plan, as amended, the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and file with the Securities and Exchange Commission (the "Commission") a Registration Statement of Form S-8, and any subsequent registration statements on Form S-8 relating to the Plan, (or such other forms as such officers, upon the advice of counsel, may determine to be necessary or appropriate) under the Securities Act, to execute and file all such other instruments and documents, and to do all such other acts and things in connection with such Registration Statements, including the execution and filing of such amendment or amendments (including any post-effective amendments) thereto, as they may deem necessary or advisable to effect such filings and to procure the effectiveness of said Registration Statements (and any post-effective amendments thereto) and to make such supplements thereof as they may be required or otherwise as they may deem advisable, with the taking of such action conclusively establishing the validity thereof; and

     RESOLVED, that Paul J. Polking and Charles M. Berger be, and each of them with full power to act without the other hereby is, authorized and empowered to sign the aforesaid Registration Statements and any amendment or amendments thereto (including any post-effective amendments) on behalf of and as attorneys for the Corporation and on behalf of and as attorneys for any of the following: the Principal Executive Officer, the Principal Financial Officer, the Principal Accounting Officer and any other officer of the Corporation; and

     RESOLVED, that Paul J. Polking be, and he hereby is, designated as Agent for Service of the Corporation with all such powers and functions as are provided by the General Rules and Regulations of the Commission under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

     RESOLVED, that the Shares and the Plan Shares, when issued and distributed in accordance with and pursuant to the Acquisition Agreement and under the Plan, respectively, shall be fully paid and non-assessable and the holders of such Shares and Plan Shares shall be subject to no further call or liability with respect thereto; and

     RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Corporation, to take all such actions and to execute all such documents as such officers may deem necessary or appropriate for compliance with the Securities Act or the Exchange Act in connection with the transactions contemplated by the Acquisition Agreement; and

     RESOLVED, that the listing of the Shares to be issued pursuant to the Acquisition Agreement and the Plan shares to be issued under the Plan on the New York Stock Exchange, the Pacific Stock Exchange and the London Stock Exchange hereby is approved, and that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, with the assistance of counsel, to prepare, execute and file listing applications and any requests for determinations as to the application of certain rules to the Acquisition with such exchanges and to take all actions necessary or appropriate to effect such listings and requests, including, without limitation, the preparation, execution and filing of all necessary applications, documents, forms and agreements with such exchanges, the payment by the Corporation of all required filing or applications fees to such exchanges and the appearance of any such officer (if requested) before officials of such exchanges; and

     RESOLVED, that it is desirable and in the best interests of the Corporation that the Shares to be issued in accordance with and pursuant to the Acquisition Agreement and the Plan Shares to be issued under the Plan be qualified or registered for distribution in various states and certain foreign jurisdictions (if applicable) where appropriate, that the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President or any Associate General Counsel and the Secretary or any Assistant Secretary hereby are authorized, empowered and directed to determine the states and foreign jurisdictions, if any, in which appropriate action shall be taken to qualify or register for distribution the Shares and the Plan Shares as such officers may deem advisable; that said officers be, and each of them hereby is, authorized, empowered and directed to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states and foreign jurisdictions, if any, and in connection therewith to execute and file all requisite papers, and documents, including, without limitation, resolutions, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall establish conclusively their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the actions so taken; and

     RESOLVED, that the foregoing officers be, and each of them hereby is, authorized, empowered and directed to do any and all things which in their judgment may be necessary or appropriate in order to obtain a permit, exemption, registration or qualification for, and a dealer's license with respect to, the distribution of the Shares and the Plan Shares in accordance with and under the securities or insurance laws of any one or more of the states as such officers may deem advisable, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all applications, reports, resolutions, consents, consents to service of process, powers of attorneys, commitments and other papers and instruments as may be required under such laws and to take any and all further action which they may deem necessary or appropriate in order to secure and to maintain such permits, exemptions, registrations and qualifications in effect for so long as they shall deem in the best interests of the Corporation; and

     RESOLVED, that ChaseMellon Shareholder Services ("ChaseMellon") be, and it hereby is, appointed Transfer Agent and Registrar for the Shares and the Plan Shares; that ChaseMellon be, and it hereby is, vested with all the power and authority as Transfer Agent and Registrar with respect to the Shares and the Plan Shares as it has heretofore been vested with for the shares of NationsBank Common Stock currently issued and outstanding; and that, if determined to be necessary or advisable by the appropriate officers of the Corporation, ChaseMellon may be appointed Exchange Agent for the Acquisition; and

     RESOLVED, that the Board of Directors of the Corporation hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents, applications, reports or filings relating to the foregoing resolutions if (i) in the opinion of the officers of the Corporation executing same, the adoption of such resolutions is necessary or desirable, and (ii) the Secretary or an Assistant Secretary of the Corporation evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors of the Corporation with the same force and effect as if presented at this meeting; and

FURTHER AUTHORITY AND RATIFICATION

     NOW, THEREFORE, BE IT:

     RESOLVED, that the appropriate officers of the Corporation hereby are authorized, empowered and directed to do any and all things necessary, appropriate or convenient to carry into effect the foregoing resolutions, including the execution and delivery of all such instruments, agreements, certificates, reports, applications, notices, letters and other documents and the payment of the necessary fees and expenses; and

     RESOLVED, that any and all actions heretofore taken by any of the directors, officers, representatives or agents of the Corporation or any of its affiliates in connection with the transactions contemplated by the Acquisition Agreement or otherwise referred to in the foregoing resolutions hereby are ratified, confirmed and approved in all respects as the acts and deeds of the Corporation.

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